UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 4, 2013 (Date of earliest event reported)
Banyan Rail Services Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9043 (Commission File Number)	36-3361229 (I.R.S. Employer Identification No.)

2255 Glades Road, Suite 111-E, Boca Raton, Florida (Address of principal executive offices)	33431 (Zip Code)

561-997-7775 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2013, Bennett Marks resigned as a director of Banyan Rail Services Inc. (the “Company”). Also on October 4, 2013, the board of directors (the “Board”) of the Company increased the number of directors from four to six and appointed Jon Ryan, Donald Denbo and Mark Friedman to fill the resulting vacancies.

Jon Ryan, 41, has served as the Company’s Chief Financial Officer since May 2011. He has over 15 years of major accounting firm experience, including as a Senior Assurance Manager at both Ernst & Young in Fort Lauderdale, Florida, and Smoak, Davis & Nixon LLP in Jacksonville, Florida. Most recently he was Corporate Controller at the The Gazit Group, USA, a subsidiary of Gazit-Globe, one of the world’s leading multi-national real estate development and management companies. Mr. Ryan, a CPA, holds a Bachelor of Business Administration from the University of North Florida.

Donald Denbo, 64, has served as chief executive officer of Commercial Insurance Associates since 2002. He has over 40 years of professional insurance brokerage and risk management experience, including serving as Senior Vice President of National Accounts/Risk Management of Willis, Inc. from 1976 to 1988 and Principal of Security Insurance, Inc. from 1988 to 2002. Mr. Denbo received a Bachelor of Science and Master of Science Degrees from the University of Tennessee.

Mark Friedman, 65, has been a private equity and venture capital investor since 1993, currently serving as the Managing Partner of Constellation Investment Partners LLC, a Florida based merchant-banking and special investment firm he co-founded in 2001. Prior to that, Mr. Friedman practiced corporate finance law as a partner with Shea & Gould, representing primarily investment banking firms and public companies with both financing and merger and acquisition projects. Mr. Friedman has served as a director of several publicly-traded companies, most recently from 2007 to 2012 as Chairman of the Compensation Committee and member of the Executive Committee for Direct Markets Holdings, a New York based investment banking firm. Mr. Friedman was educated at the University of Pennsylvania, where he received his Bachelor of Arts in History and his Juris Doctor.

Also on October 4, 2010, Gary O. Marino stepped down as the Company’s Chief Executive Officer but will remain Chairman of the Board. Concurrently, the Board elected Donald D. Redfearn to serve as the Chief Executive Officer of the Company and Jon Ryan to take over the role of President from Mr. Redfearn. Mr. Redfearn has been a director of the Company since January 2011. Mr. Redfearn has been the owner of Redfearn Enterprises, LLC, a real estate holding company, since 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banyan Rail Services Inc.

By:	/s/ Christopher J. Hubbert
Name:	Christopher J. Hubbert
Title:	Secretary

Dated October 10, 2013